EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

Contact:	Emanuel N. Hilario, Chief Financial Officer, 312-466-3966
Angelo and Maxie’s, Inc.

Angelo and Maxie’s Announces Sale of Remaining Two Steakhouses

CHICAGO, October 7, 2003—Angelo and Maxie’s, Inc. (OTCBB: AGMX) announced that its Board of Directors has approved a proposal to sell the Company’s two remaining steakhouses, including the flagship location on Park Avenue in New York and its steakhouse in West Palm Beach, Florida. The Company previously announced that its Board of Directors had approved the sale of its other three steakhouses. The recently-approved sale of the two remaining restaurants also includes a sale of all intellectual property related to the Angelo and Maxie’s steakhouse concept and the transfer of a license agreement providing the buyer of the other three steakhouses with the right to temporarily use the Angelo and Maxie’s name and intellectual property at the three steakhouses pending conversion of those units to another restaurant concept. The closing of both transactions is expected to occur in January of 2004. The transactions are subject to the completion of definitive agreements and no assurances can be given that the sales will be consummated.

Kenneth R. Posner, President and Chief Executive Officer, stated, “In connection with the proposed transactions, which taken together, involve the sale of all of the Company’s operating units, we plan to seek shareholder approval for the sale transactions and the subsequent dissolution and liquidation of the Company.”

Headquartered in Chicago, Angelo and Maxie’s, Inc. currently operates five Angelo and Maxie’s Steakhouses in the Eastern United States.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.